Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of ONEOK, Inc., on Form S-8 (File No. 333-121769) of our report dated June 27, 2013, on our audits of the financial statements and financial statements schedule of the Profit Sharing Plan as of December 31, 2012 and 2011, and for the year ended December 31, 2012, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma
June 27, 2013